WAIVER NO. 2 UNDER CREDIT AGREEMENT
WAIVER NO. 2 UNDER CREDIT AGREEMENT, dated as of December 27, 2018 (this “Waiver”) with respect to the Credit Agreement, dated as of May 4, 2018, among TECOGEN INC., a Delaware corporation (“Tecogen”) AMERICAN DG ENERGY INC., a Delaware corporation (“ADGE”) and TTCOGEN LLC, a Delaware corporation (“TTCogen”, and collectively with Tecogen and ADGE, each, a “Borrower” and, collectively, the “Borrowers”), and WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation (“WBCC”), individually, as lender hereunder and, collectively, as agent for itself and each other Lender Party (as hereinafter defined) (WBCC, acting in both such capacities, herein called “Lender”), as amended by Amendment No 1 to, and Waiver No. 1 under, Credit Agreement, dated as of December 7, 2018 (as so amended, the “Credit Agreement”).
R E C I T A L S:
I.Capitalized terms used in this Waiver that are defined in the Credit Agreement shall have the meanings defined therein.
II.The Borrowers have advised the Lender that they were not in compliance with Section 8.1 of the Credit Agreement as of the trailing twelve month period ending on September 30, 2018, which constitutes an Event of Default under Section 11.5 of the Credit Agreement (the “3Q/2018 FCCR EOD”).
III.The Borrowers have requested that the Lender waive the 3Q/2018 FCCR EOD,
IV.The Lender has agreed to grant the Borrowers’ request in Recital III on the terms and subject to the conditions set forth in this Waiver.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
1.    INCORPORATION OF RECITALS
The foregoing Recitals are incorporated herein as if fully set forth herein.
2.    DEFINITIONS AND REFERENCES.
From and after the Waiver No. 2 Effective Date (as defined in Section 5.1 of this Waiver), all references herein, in the Credit Agreement and in the other Credit Documents to the term “Credit Documents” shall be deemed to include a reference to this Waiver, and the other documents executed in connection with this Waiver.
3.    WAIVER.
(a)    The Lender waives the 3Q/2018 FCCR EOD.

(b)    The Borrowers acknowledge and agree that the waiver granted by the Lender under Section 3(a) hereof (i) is limited to the specific matter set forth therein; and (ii) is not and shall not be deemed to constitute a consent or waiver with respect to any other provisions of the Credit Agreement or the other Credit Documents.
4.    REPRESENTATIONS AND WARRANTIES BY THE BORROWERS.
To induce the Lender to enter into this Waiver, the Borrowers hereby represent and warrant to the Lender that:
4.1    Power; Authorization; Enforceable Obligations.
(a)    The execution, delivery and performance of this Waiver and the other documents executed or delivered by each of the Borrowers in connection herewith and the transactions contemplated hereby and thereby (i) are within its corporate or limited liability company authority, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to either of the Borrowers, and (iv) do not conflict with any provision of the Organic Documents of any of the Borrowers or any agreement or other instrument binding upon it.
(b)    This Waiver and the other documents to which it is a party constitute the valid and legally binding obligations of each of the Borrowers, enforceable against each in accordance with the terms hereof and thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action of law or in equity).
5.    CLOSING CONDITIONS.
5.1    Effective Date.
This Waiver shall be effective as of December 27, 2018 (the “Waiver No. 2 Effective Date”), provided that on or before such date the Lender shall have received the following:
(a)    a counterpart of this Waiver, executed by a Designated Officer of each of the Borrowers and the Lender;
(b)    payment to the Lender of a waiver fee in the amount of $10,000, which shall be fully earned and non-refundable when paid; and
(c)    payment or reimbursement by the Borrowers of the reasonable fees and expenses of Emmet, Marvin & Martin, LLP in connection with the preparation, negotiation and closing of this Waiver and the other amendment documents, in immediately available funds.

6.    MISCELLANEOUS.
6.1    Amendments and Waivers.
None of the terms or provisions of this Waiver or the Credit Agreement may be waived, amended, supplemented or otherwise modified except in writing in accordance with Section 16.2 of the Credit Agreement.
6.2    Survival of Representations and Warranties.
All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Waiver.
6.3    Payment of Expenses.
The Borrowers agree to pay or reimburse the Lender for its reasonable fees and expenses in accordance with Section 16.10 of the Credit Agreement.
6.4    Integration.
This Waiver, and the other Amendment Documents constitutes the entire agreement of the Borrowers and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein.
6.5    GOVERNING LAW.
THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
6.6    WAIVERS OF JURY TRIAL.
THE BORROWERS AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS WAIVER AND FOR ANY COUNTERCLAIM OR THIRD-PARTY CLAIM THEREIN.
6.7    Credit Documents - Ratification.
The Credit Agreement and the other Credit Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect.

6.8    No Defenses or Offsets.
Each of the Borrowers agrees and admits that it has no defenses to or offsets against any of its obligations to the Lender under the Credit Documents.
6.9    Counterparts.
This Waiver may be executed by one or more of the parties to this Waiver on one or more counterparts (including by telecopy or email), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
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IN WITNESS WHEREOF, this Waiver has been executed and delivered as of the date and year first above written.

BORROWERS:

TECOGEN INC.

By: /s/ Bonnie J. Brown
Name: Bonnie J. Brown
Title: CAO
AMERICAN DG ENERGY INC.

By: /s/ Robert A. Panora
Name: Robert A. Panora
Title: Director
TTCOGEN LLC

By: /s/ Bonnie J. Brown
Name: Bonnie J. Brown
Title: Managing Director

“LENDER”
WEBSTER BUSINESS CREDIT
CORPORATION

By: /s/ Thanwantie Somar
Name: Thanwantie Somar
Title: Authorized Signatory

[Signature page to Waiver No. 2 under Credit Agreement]